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                                                                   Exhibit 10.39

2803 Quasi FXD E.S.


                             EQUIPMENT SCHEDULE
                             ------------------
                         (Quasi Lease - Fixed Rate)

                              SCHEDULE NO. E002


LESSOR & MAILING ADDRESS:                        LESSEE & MAILING ADDRESS:

GENERAL ELECTRIC CAPITAL CORPORATION             SIGMATRON INTERNATIONAL, INC.
4 NORTH PARK DRIVE   SUITE 500                   2201 LANDMEIER RD.
HUNT VALLEY, MD  21030                           ELK GROVE VILLAGE, IL  60007


Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("AGREEMENT"; said Agreement and this Schedule being collectively referred to as "LEASE").

A.   EQUIPMENT

     Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B.   FINANCIAL TERMS

     1.   Advance Rent (if any) $11,796.95.
     2.   Capitalized Lessor's Cost:  $471,651,78.
     3.   Basic Term Lease Rate Factor:  2,501200.
     4.   Daily Lease Rate Factor:  .0833733.
     5.   Basic Term (No. of Months):  48.
     6.   Basic Term Commencement Date:
     7.   Equipment Location:  STANDARD COMPONENTS DE MEXICO, S.A., ACUNA,
          MEXICO.
     8.   Lessee Federal Tax ID No:  363918470.
     9.   Supplier:  VARIOUS.
     10.  Last Delivery Date:  APRIL 1, 1997
     11. First Termination or Purchase Date: THIRTY-SIX (36) MONTHS AFTER THE BASIC TERM COMMENCEMENT DATE.
     12.  Interest Rate:  9.69% per annum.
     13. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the equipment on the date hereof.
     14.  Option Payment:  $1.00

C.   TERM AND RENT

     1. Interim Rent. For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("INTERIM RENT") lessee shall pay as rent ("INTERIM RENT") for each unit of equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period.

     2. Basic Term Rent. Commencing on the same day of each month thereafter (each, a "RENT PAYMENT DATE") during the Basic Term, Lessee shall pay as rent ("BASIC TERM RENT") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

     3. Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than 10% to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost (pursuant to paragraphs 1 and 2 above). Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.





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                              ADDENDUM  NO. 001

                            TO SCHEDULE NO. EE02

                          TO MASTER LEASE AGREEMENT

     THIS ADDENDUM ("Addendum") amends and supplements the above referenced Schedule ("SCHEDULE") between GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR"), and SIGMATRON INTERNATIONAL, INC. ("LESSOR"), and is hereby incorporated into
the Schedule as though fully set forth therein.   Capitalized terms not
otherwise defined herein shall have the meaning set forth in the Lease .

     1. Lessee hereby irrevocably agrees to purchase the equipment upon the expiration of the Basic Term. Lessee shall pay the Lessor the purchase price $1.00 in cash for the Equipment, on or at lease expiration.

     2. The Equipment shall be sold to Lessee and possession made available to Lessee "As-is and "Where-is"; Lessor will not make any representation or warranty, express or implied, including, but not limited to any warranty as to fitness for any particular or other purpose, merchantability, or patent infringement, except that Lessor shall have the right to sell the Equipment and shall transfer to Lessee good title free and clear of any superior lien or encumbrance created by Lessor. Lessee is liable for any taxes payable as a result of this sale.

     Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease of the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the Late first above written.

LESSOR:                                          LESSEE:

General Electric Capital Corporation             SigmaTron International, Inc.

By:
   ---------------------------------------       -------------------------------
Name:
     -------------------------------------       -------------------------------
Title:
      ------------------------------------       -------------------------------

                                                 Attest:

                                                 By:
                                                    -----------------------



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                                   ANNEX B
                                      TO
                              SCHEDULE NO. E002
                          TO MASTER LEASE AGREEMENT

                                 BILL OF SALE


SIGMATRON INTERNATIONAL INC. (the "Seller"), in consideration of the sum of FOUR HUNDRED SEVENTY ONE THOUSAND SIX HUNDRED FIFTY ONE AND 78/100 DOLLARS ($471,651.78) Plus sales taxes in the amount of ZERO DOLLARS (0.00) if exemption from sales tax is claimed, an exemption certificate must be furnished to Buyer herewith), paid by GENERAL ELECTRIC CAPITAL CORPORATION (the "BUYER"), receipt of which is acknowledged, hereby grants, sells, assigns, transfers and delivers to Buyer the equipment (the "EQUIPMENT") described in the above schedule (said schedule and related lease being collectively referred to as "LEASE"), along with whatever claims and rights Seller may have against the manufacturer and/or supplier of the Equipment (the "SUPPLIER"), including but not limited to all warranties and representations. At Buyer's request, Seller will cause Supplier to execute the attached Acknowledgment.

Buyer is purchasing the Equipment for leasing back to Seller pursuant to the Lease. Seller represents and warrants to Buyer that (1) Buyer will acquire by the terms of this Bill of Sale good title to the Equipment free form all liens and encumbrances whatsoever; (2) Seller has the right to sell the Equipment; and (3) the Equipment has been delivered to Seller in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (4) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.


Seller agrees to save and hold harmless Buyer from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Buyer as a consequence of the sale of the Equipment to Buyer.



                                                 SELLER:

                                                 SIGMATRON INTERNATIONAL, INC.

                                                 By:
                                                    ----------------------------

                                                 Title:
                                                       -------------------------




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                                   ANNEX C

                                      TO

                              SCHEDULE NO. E002

                          TO MASTER LEASE AGREEMENT

                          CERTIFICATE OF ACCEPTANCE


To:  General Electric Capital Corporation ("LESSOR")

     Pursuant to the provisions of the above schedule and lease (collectively, the "LEASE"), Lessee hereby certifies and warrants that (a) all Equipment listed in the related invoices is in good condition and appearance, installed (if applicable), and in working order; and (b) Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

     Lessee does further certify that as of the date hereof (I) Lessee is not in default under the Lease; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.



                                       By:
                                          --------------------------------------
                                       Title:
                                            ------------------------------------
                                       Dated:
                                            ------------------------------------





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                            PAYMENT AUTHORIZATION


General Electric Capital Corporation
4 North Park Drive Suite 500
Hunt Valley, MD  21030

     You are hereby authorized to pay the proceeds from our sale to you of certain Equipment as evidenced on the attached Bill of Sale to the following parties in the amount(s) designated below.


     SigmaTron International Inc.
     2201 Landmeier Road
     Elk Grove, IL  60007                             $471,651.78

     Reimbursement of funds previously paid described on Annex A attached hereto and made a part hereof

                                       Very truly yours,

                                       SigmaTron International, Inc.

                                       By:
                                          --------------------------------------
                                       Title:
                                            ------------------------------------
                                       Dated:
                                            ------------------------------------